Exhibit 99.1

FOR IMMEDIATE RELEASE

January 24, 2019

Columbia Banking System Announces Fourth Quarter and Full Year 2018 Results,
Quarterly and Special Cash Dividends

Highlights

•	Record full year 2018 net income of $172.9 million; diluted earnings per share of $2.36

•	Fourth quarter net income of $44.7 million; diluted earnings per share of $0.61, which included $0.01 per share negative impact from acquisition-related expenses

•	Record full year production of $1.43 billion and fourth quarter loan production of $388.4 million

•	Deposit costs increased modestly but remained low at 15 basis points

•	Nonperforming assets to period end assets ratio decreased to 0.46%

•	Regular cash dividend increased to $0.28 while special cash dividend maintained at $0.14

TACOMA, Washington, January 24, 2019 -- Hadley Robbins, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s fourth quarter 2018 earnings, “We had a record year in terms of net income and loan production. Our bankers did an exceptional job in a very competitive environment. We maintained a strong core deposit mix and low funding costs and actively managed our credit exposures, resulting in low levels of nonperforming assets.”

Balance Sheet
Total assets at December 31, 2018 were $13.10 billion, an increase of $138.5 million from September 30, 2018. Loans were $8.39 billion, down $122.8 million from September 30, 2018 as loan originations of $388.4 million were offset by pay-downs and prepayments. Debt securities available for sale were $3.17 billion at December 31, 2018, an increase of $246.3 million, or 8% from $2.92 billion at September 30, 2018. Total deposits at December 31, 2018 were $10.46 billion, a decrease of $145.8 million from September 30, 2018 due to seasonal decline. Core deposits comprised 95% of total deposits and were $9.97 billion at December 31, 2018, a decrease of $110.8 million from September 30, 2018. Deposit mix remained consistent from September 30, 2018 with 50% noninterest bearing and 50% interest bearing. The average cost of total deposits for the quarter was 0.15%, an increase of 3 basis points from the third quarter of 2018.
Clint Stein, Columbia’s Executive Vice President and Chief Operating Officer, stated, “We experienced our usual balance sheet seasonality during the fourth quarter.  The deposit portfolio is holding up well with no meaningful rate related attrition. The decrease in the loan portfolio was mostly related to reduced line utilization.” Mr. Stein continued, “While elevated prepayments were still a factor during the quarter, they continued to moderate from levels experienced during the first half of 2018.”
Income Statement
Net Interest Income
Net interest income for the fourth quarter of 2018 was $123.9 million, an increase of $1.1 million from the linked quarter and an increase of $17.7 million from the prior year period. The increase from the linked quarter was due to a combination of higher rates on earning assets and higher volumes of taxable securities. The increase from the prior year period was primarily due to income from earning assets acquired in the Pacific Continental acquisition, which closed on November 1, 2017, as well as higher rates on earning assets. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” table.
Noninterest Income
Noninterest income was $20.4 million for the fourth quarter of 2018, a decrease of $617 thousand from the third quarter of 2018. The linked quarter decrease was principally due to lower loan revenue. Compared to the fourth quarter of 2017, noninterest income decreased by $3.2 million. The decrease from the prior year period was due to lower card revenue during the current quarter as we became subject to the interchange fee cap imposed under the Dodd-Frank Wall Street Reform and Consumer Protection Act’s

Durbin Amendment as of July 1, 2018. Also contributing to the decrease in noninterest income compared to the prior year period was our change to net presentation of interchange revenue pursuant to the adoption of new revenue recognition accounting guidance on January 1, 2018. Specifically, $1.2 million of payment card network expenses that would have historically been presented in other noninterest expense are now presented in card revenue.
Noninterest Expense
Total noninterest expense for the fourth quarter of 2018 was $87.0 million, an increase of $4.2 million from the third quarter of 2018. After removing the effect of acquisition-related expenses for the current quarter and the linked quarter, noninterest expense increased $4.8 million due to higher compensation and employee benefits and legal and professional fees. The increase in compensation and employee benefits expense was driven in part by higher health insurance expense and higher payroll costs associated with an additional day within the current quarter. The increase in legal and professional expense was due to implementation and consulting costs related to our digital strategy and other projects. Compared to the fourth quarter of 2017, noninterest expense increased by $1.4 million. After removing the acquisition-related expenses of $13.6 million from the fourth quarter of 2017, noninterest expense increased $14.5 million. This increase was primarily driven by higher compensation and employee benefits and legal expense resulting from the Pacific Continental acquisition.
Provision for Income Taxes
Our effective tax rate for the current quarter was 19.3%, compared to 19.7% and 61.5% for the linked and prior year periods, respectively. The decrease from the prior year period was principally attributable to the re-measurement charge of $12.2 million to reduce our deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which lowered the corporate tax rate to 21% from 35%. The prior year period’s effective tax rate reflected the then-enacted 35% corporate tax rate reduced by favorable tax attributes of certain earning assets and discrete tax benefits from share-based compensation.
Our effective tax rate remains below the statutory tax rate due to tax-exempt income from municipal securities, bank owned life insurance and certain loan receivables.

Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the fourth quarter of 2018 was 4.40%, a decrease of 1 basis point from the linked quarter and an increase of 20 basis points from the prior year period. Columbia’s operating net interest margin (tax equivalent)(1) was 4.38% for both the fourth quarter of 2018 and the linked quarter and increased 13 basis points from the prior year period. Although the net interest margin for the current quarter as compared to the linked quarter was flat, the increase from the prior year period was due to income from earning assets acquired in the Pacific Continental acquisition as well as higher rates on interest-earning assets, which more than offset the modest increase in rates on interest-bearing liabilities.
Greg Sigrist, Columbia’s Executive Vice President and Chief Financial Officer, commented, “Our net interest margin continued to hold up well given the strength of our deposit franchise. We also added to our leverage strategy in the quarter. Although this muted the benefit of loans repricing in the quarter, the leverage strategy is an important tool to help position the Bank for a falling rate environment.”
The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2018	2018	2018	2018	2017	2018	2017
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$395	$585	$326	$329	$265	$1,635	$4,107
Other acquired loans	2,218	2,643	2,690	3,370	2,482	10,921	8,689
Incremental accretion income	$2,613	$3,228	$3,016	$3,699	$2,747	$12,556	$12,796

Net interest margin (tax equivalent)	4.40%	4.41%	4.29%	4.22%	4.20%	4.33%	4.18%
Operating net interest margin (tax equivalent) (1)	4.38%	4.38%	4.27%	4.18%	4.25%	4.30%	4.15%
__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Asset Quality
At December 31, 2018, nonperforming assets to total assets were 0.46% compared to 0.52% at September 30, 2018. Total nonperforming assets decreased $6.9 million from the linked quarter due to a $5.5 million decrease in nonaccrual loans and a $1.4 million decrease in other real estate owned.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “We are pleased with the progress that we have made in reducing the level of our nonperforming assets. Our nonperforming assets to total assets ratio was 0.46% which is below our general target of 0.50%.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Nonaccrual loans:
Commercial business	$35,513	$45,753	$45,460
Real estate:
One-to-four family residential	1,158	501	785
Commercial and multifamily residential	14,904	11,012	13,941
Total real estate	16,062	11,513	14,726
Real estate construction:
One-to-four family residential	318	318	1,854
Total real estate construction	318	318	1,854
Consumer	2,949	2,748	4,149
Total nonaccrual loans	54,842	60,332	66,189
Other real estate owned and other personal property owned	6,049	7,415	13,298
Total nonperforming assets	$60,891	$67,747	$79,487

The following table provides an analysis of the Company’s allowance for loan and lease losses:

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands)
Beginning balance, loans excluding PCI loans	$79,770	$75,368	$64,272	$68,739	$59,528
Beginning balance, PCI loans	4,017	4,782	7,344	6,907	10,515
Beginning balance	83,787	80,150	71,616	75,646	70,043
Charge-offs:
Commercial business	(2,861)	(606)	(1,524)	(11,719)	(7,613)
One-to-four family residential real estate	—	—	—	—	(460)
Commercial and multifamily residential real estate	(557)	—	(287)	(780)	(287)
One-to-four family residential real estate construction	—	—	—	—	(14)
Consumer	(421)	(277)	(318)	(1,194)	(1,474)
Purchased credit impaired	(1,076)	(1,208)	(1,440)	(4,862)	(6,812)
Total charge-offs	(4,915)	(2,091)	(3,569)	(18,555)	(16,660)
Recoveries:
Commercial business	535	547	839	3,427	4,836
One-to-four family residential real estate	19	21	188	408	568
Commercial and multifamily residential real estate	19	213	412	1,031	675
One-to-four family residential real estate construction	1,000	583	71	1,616	178
Commercial and multifamily residential real estate construction	—	—	1	—	1
Consumer	384	266	311	1,180	1,187
Purchased credit impaired	751	945	2,450	3,847	6,187
Total recoveries	2,708	2,575	4,272	11,509	13,632
Net recoveries (charge-offs)	(2,207)	484	703	(7,046)	(3,028)
Provision for loan and lease losses, excluding PCI loans	1,870	3,655	4,774	17,050	11,614
Recapture for loan and lease losses, PCI loans	(81)	(502)	(1,447)	(2,281)	(2,983)
Provision for loan and lease losses	1,789	3,153	3,327	14,769	8,631
Ending balance, loans excluding PCI loans	79,758	79,770	68,739	79,758	68,739
Ending balance, PCI loans	3,611	4,017	6,907	3,611	6,907
Ending balance	$83,369	$83,787	$75,646	$83,369	$75,646
The allowance for loan losses to period end loans was 0.99% at December 31, 2018 compared to 0.98% at September 30, 2018. For the fourth quarter of 2018, Columbia recorded a net provision for loan and lease losses of $1.8 million compared to a net provision of $3.2 million for the linked quarter and a net provision of $3.3 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $1.9 million of provision expense for loans, excluding PCI loans and a recapture of $81 thousand for PCI loans.

Organizational Update
For the 8th consecutive year, Columbia was listed on the Forbes annual list of America’s Best Banks, which measures asset quality, capital adequacy, net interest margin and profitability among the nation’s largest publicly traded banks and thrifts. We were also recognized as an employer of choice in Oregon, joining the Oregonian’s list of Top Workplaces 2018 and were named one of Washington’s Best Workplaces for the 12th consecutive year by the Puget Sound Business Journal.
In addition to the recognition we received for dedication to providing a great place to work, we received recognition for our work in the community. We were pleased to receive the 2018 National Association of Secretaries of State Medallion by the Washington Secretary of State for outstanding work to improve lives in Washington communities. We were also delighted to receive the 2018 Corporate Citizenship Award for midsize companies in Washington State by the Puget Sound Business Journal and to be selected as one of Oregon’s Most Admired companies by the Portland Business Journal. For the first time, Columbia was named the Top SBA Lender in Oregon by the Small Business Administration.
Mr. Robbins commented, “We were honored to be recognized for our commitment to our employees, our clients and our communities in the Northwest throughout the year. We were particularly pleased to receive recognition for our partnership and community support from the Springfield, Oregon and Beaverton Oregon Chambers of Commerce, two markets in the footprint of former Pacific Continental Bank.”
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share and a special cash dividend of $0.14 per common share on February 20, 2019 to shareholders of record as of the close of business on February 6, 2019.

Conference Call Information
Columbia’s management will discuss the fourth quarter and full-year 2018 financial results on a conference call scheduled for Thursday, January 24, 2019 at 1:00 p.m. Pacific Time (4:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~012419
The conference call can also be accessed on Thursday, January 24, 2019 at 1:00 p.m. Pacific Time (4:00 p.m. ET) by calling 888-286-8956; Conference ID: 3096265.
A replay of the call can be accessed beginning Friday, January 25, 2019 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~012419
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the 12th consecutive year, the bank was named in 2018 as one of Puget Sound Business Journal's “Washington’s Best Workplaces.” For the 8th consecutive year, Columbia was included in the 2019 Forbes America’s Best Bank list.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) reliance on and cost of technology may increase; and (7) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Hadley S. Robbins,
President and
Chief Executive Officer

Gregory A. Sigrist,
Executive Vice President and
Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				December 31,	September 30,	December 31,
				2018	2018	2017
				(in thousands)
ASSETS
Cash and due from banks				$260,180	$220,706	$244,615
Interest-earning deposits with banks				17,407	21,456	97,918
Total cash and cash equivalents				277,587	242,162	342,533
Debt securities available for sale at fair value				3,167,448	2,921,114	2,737,751
Equity securities at fair value				—	4,901	5,080
Federal Home Loan Bank (“FHLB”) stock at cost				25,960	16,640	10,440
Loans held for sale				3,849	5,275	5,766
Loans, net of unearned income				8,391,511	8,514,317	8,358,657
Less: allowance for loan and lease losses				83,369	83,787	75,646
Loans, net				8,308,142	8,430,530	8,283,011
Interest receivable				45,323	48,476	40,881
Premises and equipment, net				168,788	169,681	169,490
Other real estate owned				6,019	7,331	13,298
Goodwill				765,842	765,842	765,842
Other intangible assets, net				45,937	48,827	58,173
Other assets				280,250	295,817	284,621
Total assets				$13,095,145	$12,956,596	$12,716,886
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$5,227,216	$5,250,222	$5,081,901
Interest-bearing				5,230,910	5,353,735	5,450,184
Total deposits				10,458,126	10,603,957	10,532,085
FHLB advances				399,523	166,536	11,579
Securities sold under agreements to repurchase				61,094	62,197	79,059
Subordinated debentures				35,462	35,508	35,647
Junior subordinated debentures				—	—	8,248
Other liabilities				107,291	107,003	100,346
Total liabilities				11,061,496	10,975,201	10,766,964
Commitments and contingent liabilities
	December 31,	September 30,	December 31,
	2018	2018	2017
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued and outstanding	73,249	73,260	73,020	1,642,246	1,640,140	1,634,705
Retained earnings				426,708	411,264	337,442
Accumulated other comprehensive loss				(35,305)	(70,009)	(22,225)
Total shareholders’ equity				2,033,649	1,981,395	1,949,922
Total liabilities and shareholders’ equity				$13,095,145	$12,956,596	$12,716,886

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Interest Income	(in thousands except per share)
Loans	$110,010	$109,748	$95,889	$428,197	$324,229
Taxable securities	16,684	14,654	9,487	55,969	38,659
Tax-exempt securities	3,005	3,069	2,920	12,201	11,045
Deposits in banks	102	104	545	702	813
Total interest income	129,801	127,575	108,841	497,069	374,746
Interest Expense
Deposits	3,831	3,193	2,022	12,105	4,800
FHLB advances	1,399	966	99	3,750	1,078
Subordinated debentures	467	468	304	1,871	304
Other borrowings	216	152	192	504	575
Total interest expense	5,913	4,779	2,617	18,230	6,757
Net Interest Income	123,888	122,796	106,224	478,839	367,989
Provision for loan and lease losses	1,789	3,153	3,327	14,769	8,631
Net interest income after provision for loan and lease losses	122,099	119,643	102,897	464,070	359,358
Noninterest Income
Deposit account and treasury management fees	9,383	9,266	8,013	36,072	30,381
Card revenue	3,576	3,714	6,967	19,719	25,627
Financial services and trust revenue	3,211	2,975	2,958	12,135	11,478
Loan revenue	2,344	3,282	2,663	11,866	12,399
Merchant processing revenue	—	—	—	—	4,283
Bank owned life insurance	1,467	1,402	1,377	6,007	5,380
Investment securities losses, net	(16)	(62)	(11)	(89)	(11)
Change in FDIC loss-sharing asset	—	—	—	—	(447)
Gain on sale of merchant card services portfolio	—	—	—	—	14,000
Other	437	442	1,614	2,546	6,552
Total noninterest income	20,402	21,019	23,581	88,256	109,642
Noninterest Expense
Compensation and employee benefits	51,261	49,419	50,473	200,199	169,674
Occupancy	8,858	8,321	9,554	36,576	32,407
Merchant processing expense	—	—	—	—	2,196
Advertising and promotion	1,061	1,472	1,543	5,584	4,466
Data processing	5,278	4,466	5,134	20,235	18,205
Legal and professional fees	5,941	4,695	5,955	18,044	15,151
Taxes, licenses and fees	1,514	1,562	1,279	6,061	4,773
Regulatory premiums	932	904	884	3,710	3,183
Net cost (benefit) of operation of other real estate owned	(26)	485	46	1,218	468
Amortization of intangibles	2,890	3,070	2,547	12,236	6,333
Other	9,310	8,447	8,212	36,627	34,161
Total noninterest expense	87,019	82,841	85,627	340,490	291,017
Income before income taxes	55,482	57,821	40,851	211,836	177,983
Provision for income taxes	10,734	11,406	25,123	38,954	65,155
Net Income	$44,748	$46,415	$15,728	$172,882	$112,828
Earnings per common share
Basic	$0.61	$0.63	$0.23	$2.36	$1.86
Diluted	$0.61	$0.63	$0.23	$2.36	$1.86
Dividends declared per common share - regular	$0.26	$0.26	$0.22	$1.00	$0.88
Dividends declared per common share - special	$0.14	$—	$—	$0.14	$—
Dividends declared per common share - total	$0.40	$0.26	$0.22	$1.14	$0.88
Weighted average number of common shares outstanding	72,434	72,427	67,120	72,385	59,882
Weighted average number of diluted common shares outstanding	72,438	72,432	67,125	72,390	59,888

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Earnings	(dollars in thousands except per share amounts)
Net interest income	$123,888	$122,796	$106,224	$478,839	$367,989
Provision for loan and lease losses	$1,789	$3,153	$3,327	$14,769	$8,631
Noninterest income	$20,402	$21,019	$23,581	$88,256	$109,642
Noninterest expense	$87,019	$82,841	$85,627	$340,490	$291,017
Acquisition-related expense (included in noninterest expense)	$493	$1,081	$13,638	$8,661	$17,196
Net income	$44,748	$46,415	$15,728	$172,882	$112,828
Per Common Share
Earnings (basic)	$0.61	$0.63	$0.23	$2.36	$1.86
Earnings (diluted)	$0.61	$0.63	$0.23	$2.36	$1.86
Book value	$27.76	$27.05	$26.70	$27.76	$26.70
Tangible book value per common share (1)	$16.68	$15.93	$15.42	$16.68	$15.42
Averages
Total assets	$12,957,754	$12,805,131	$11,751,049	$12,725,086	$10,134,306
Interest-earning assets	$11,458,470	$11,326,629	$10,453,097	$11,241,321	$9,098,276
Loans	$8,441,354	$8,456,632	$7,749,420	$8,409,373	$6,682,259
Securities, including equity securities and FHLB stock	$2,998,638	$2,849,495	$2,539,321	$2,790,700	$2,350,844
Deposits	$10,560,280	$10,478,800	$9,804,456	$10,410,404	$8,482,350
Interest-bearing deposits	$5,298,590	$5,376,300	$5,033,980	$5,367,602	$4,371,121
Interest-bearing liabilities	$5,599,646	$5,620,997	$5,127,100	$5,614,827	$4,512,727
Noninterest-bearing deposits	$5,261,690	$5,102,500	$4,770,476	$5,042,802	$4,111,229
Shareholders’ equity	$1,988,981	$1,983,317	$1,754,745	$1,969,179	$1,410,056
Financial Ratios
Return on average assets	1.38%	1.45%	0.54%	1.36%	1.11%
Return on average common equity	9.00%	9.36%	3.59%	8.78%	8.00%
Return on average tangible common equity (1)	16.00%	16.74%	6.37%	15.85%	12.38%
Average equity to average assets	15.35%	15.49%	14.93%	15.47%	13.91%
Shareholders equity to total assets	15.53%	15.29%	15.33%	15.53%	15.33%
Tangible common shareholders’ equity to tangible assets (1)	9.95%	9.61%	9.47%	9.95%	9.47%
Net interest margin (tax equivalent)	4.40%	4.41%	4.20%	4.33%	4.18%
Efficiency ratio (tax equivalent) (2)	59.31%	56.67%	63.93%	59.06%	59.07%
Operating efficiency ratio (tax equivalent) (1)	58.10%	54.83%	52.24%	56.63%	56.06%
Noninterest expense ratio	2.69%	2.59%	2.91%	2.68%	2.87%
Core noninterest expense ratio (1)	2.67%	2.55%	2.45%	2.61%	2.67%
	December 31,	September 30,	December 31,
Period end	2018	2018	2017
Total assets	$13,095,145	$12,956,596	$12,716,886
Loans, net of unearned income	$8,391,511	$8,514,317	$8,358,657
Allowance for loan and lease losses	$83,369	$83,787	$75,646
Securities, including equity securities and FHLB stock	$3,193,408	$2,942,655	$2,753,271
Deposits	$10,458,126	$10,603,957	$10,532,085
Core deposits	$9,973,840	$10,084,687	$10,039,557
Shareholders’ equity	$2,033,649	$1,981,395	$1,949,922
Nonperforming assets
Nonaccrual loans	$54,842	$60,332	$66,189
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	6,049	7,415	13,298
Total nonperforming assets	$60,891	$67,747	$79,487
Nonperforming loans to period-end loans	0.65%	0.71%	0.79%
Nonperforming assets to period-end assets	0.46%	0.52%	0.63%
Allowance for loan and lease losses to period-end loans	0.99%	0.98%	0.91%
Net loan charge-offs (recoveries) (3)	$2,207	$(484)	$(703)

(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.
(3) For the three months ended.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Earnings	(dollars in thousands except per share)
Net interest income	$123,888	$122,796	$116,674	$115,481	$106,224
Provision for loan and lease losses	$1,789	$3,153	$3,975	$5,852	$3,327
Noninterest income	$20,402	$21,019	$23,692	$23,143	$23,581
Noninterest expense	$87,019	$82,841	$84,643	$85,987	$85,627
Acquisition-related expense (included in noninterest expense)	$493	$1,081	$2,822	$4,265	$13,638
Net income	$44,748	$46,415	$41,749	$39,970	$15,728
Per Common Share
Earnings (basic)	$0.61	$0.63	$0.57	$0.55	$0.23
Earnings (diluted)	$0.61	$0.63	$0.57	$0.55	$0.23
Book value	$27.76	$27.05	$26.83	$26.60	$26.70
Averages
Total assets	$12,957,754	$12,805,131	$12,529,540	$12,603,144	$11,751,049
Interest-earning assets	$11,458,470	$11,326,629	$11,052,807	$11,122,753	$10,453,097
Loans	$8,441,354	$8,456,632	$8,389,230	$8,348,740	$7,749,420
Securities, including equity securities and FHLB stock	$2,998,638	$2,849,495	$2,628,292	$2,682,250	$2,539,321
Deposits	$10,560,280	$10,478,800	$10,264,822	$10,334,480	$9,804,456
Interest-bearing deposits	$5,298,590	$5,376,300	$5,390,869	$5,405,730	$5,033,980
Interest-bearing liabilities	$5,599,646	$5,620,997	$5,611,055	$5,627,853	$5,127,100
Noninterest-bearing deposits	$5,261,690	$5,102,500	$4,873,953	$4,928,750	$4,770,476
Shareholders’ equity	$1,988,981	$1,983,317	$1,954,552	$1,949,275	$1,754,745
Financial Ratios
Return on average assets	1.38%	1.45%	1.33%	1.27%	0.54%
Return on average common equity	9.00%	9.36%	8.54%	8.20%	3.59%
Average equity to average assets	15.35%	15.49%	15.60%	15.47%	14.93%
Shareholders’ equity to total assets	15.53%	15.29%	15.56%	15.55%	15.33%
Net interest margin (tax equivalent)	4.40%	4.41%	4.29%	4.22%	4.20%
Period end
Total assets	$13,095,145	$12,956,596	$12,628,586	$12,530,636	$12,716,886
Loans, net of unearned income	$8,391,511	$8,514,317	$8,454,107	$8,339,631	$8,358,657
Allowance for loan and lease losses	$83,369	$83,787	$80,150	$79,827	$75,646
Securities, including equity securities and FHLB stock	$3,193,408	$2,942,655	$2,665,131	$2,640,685	$2,753,271
Deposits	$10,458,126	$10,603,957	$10,384,004	$10,395,523	$10,532,085
Core deposits	$9,973,840	$10,084,687	$9,888,696	$9,897,185	$10,039,557
Shareholders’ equity	$2,033,649	$1,981,395	$1,964,881	$1,947,923	$1,949,922
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$45,937	$48,827	$51,897	$54,985	$58,173
Nonperforming assets
Nonaccrual loans	$54,842	$60,332	$69,504	$78,464	$66,189
OREO and OPPO	6,049	7,415	7,080	11,507	13,298
Total nonperforming assets	$60,891	$67,747	$76,584	$89,971	$79,487
Nonperforming loans to period-end loans	0.65%	0.71%	0.82%	0.94%	0.79%
Nonperforming assets to period-end assets	0.46%	0.52%	0.61%	0.72%	0.63%
Allowance for loan and lease losses to period-end loans	0.99%	0.98%	0.95%	0.96%	0.91%
Net loan charge-offs (recoveries)	$2,207	$(484)	$3,652	$1,671	$(703)

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$3,438,422	$3,554,147	$3,538,492	$3,402,162	$3,377,324
Real estate:
One-to-four family residential	238,367	232,924	180,522	182,302	188,396
Commercial and multifamily residential	3,846,027	3,786,615	3,758,207	3,776,709	3,825,739
Total real estate	4,084,394	4,019,539	3,938,729	3,959,011	4,014,135
Real estate construction:
One-to-four family residential	217,790	211,629	206,181	208,441	200,518
Commercial and multifamily residential	284,394	349,328	387,951	385,339	371,931
Total real estate construction	502,184	560,957	594,132	593,780	572,449
Consumer	318,945	327,863	326,402	323,631	334,190
Purchased credit impaired	89,760	95,936	101,782	109,299	112,670
Subtotal loans	8,433,705	8,558,442	8,499,537	8,387,883	8,410,768
Less: Net unearned income	(42,194)	(44,125)	(45,430)	(48,252)	(52,111)
Loans, net of unearned income	8,391,511	8,514,317	8,454,107	8,339,631	8,358,657
Less: Allowance for loan and lease losses	(83,369)	(83,787)	(80,150)	(79,827)	(75,646)
Total loans, net	8,308,142	8,430,530	8,373,957	8,259,804	8,283,011
Loans held for sale	$3,849	$5,275	$6,773	$4,312	$5,766

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Portfolio Composition - Percentages	2018	2018	2018	2018	2017
Commercial business	41.0%	41.7%	41.9%	40.8%	40.4%
Real estate:
One-to-four family residential	2.8%	2.7%	2.1%	2.2%	2.3%
Commercial and multifamily residential	45.8%	44.5%	44.4%	45.3%	45.8%
Total real estate	48.6%	47.2%	46.5%	47.5%	48.1%
Real estate construction:
One-to-four family residential	2.6%	2.5%	2.4%	2.5%	2.4%
Commercial and multifamily residential	3.4%	4.1%	4.6%	4.6%	4.4%
Total real estate construction	6.0%	6.6%	7.0%	7.1%	6.8%
Consumer	3.8%	3.9%	3.9%	3.9%	4.0%
Purchased credit impaired	1.1%	1.1%	1.2%	1.3%	1.3%
Subtotal loans	100.5%	100.5%	100.5%	100.6%	100.6%
Less: Net unearned income	(0.5)%	(0.5)%	(0.5)%	(0.6)%	(0.6)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other non-interest bearing	$5,227,216	$5,250,222	$4,953,993	$4,927,226	$5,081,901
Interest bearing demand	1,244,254	1,260,543	1,278,686	1,328,756	1,265,212
Money market	2,367,964	2,413,185	2,513,648	2,477,487	2,543,712
Savings	890,557	908,945	875,707	886,171	861,941
Certificates of deposit, less than $250,000	243,849	251,792	266,662	277,545	286,791
Total core deposits	9,973,840	10,084,687	9,888,696	9,897,185	10,039,557

Certificates of deposit, $250,000 or more	89,473	90,387	91,578	96,333	100,399
Certificates of deposit insured by CDARS®	23,580	23,841	23,492	23,191	25,374
Brokered certificates of deposit	57,930	65,476	68,870	76,931	78,481
Reciprocal money market accounts	313,692	340,044	311,935	302,544	289,031
Subtotal	10,458,515	10,604,435	10,384,571	10,396,184	10,532,842
Premium (discount) resulting from acquisition date fair value adjustment	(389)	(478)	(567)	(661)	(757)
Total deposits	$10,458,126	$10,603,957	$10,384,004	$10,395,523	$10,532,085

	December 31,	September 30,	June 30,	March 31,	December 31,
Deposit Composition - Percentages	2018	2018	2018	2018	2017
Core deposits:
Demand and other non-interest bearing	50.0%	49.5%	47.7%	47.4%	48.2%
Interest bearing demand	11.9%	11.9%	12.3%	12.8%	12.0%
Money market	22.6%	22.8%	24.2%	23.8%	24.2%
Savings	8.5%	8.6%	8.4%	8.5%	8.2%
Certificates of deposit, less than $250,000	2.3%	2.4%	2.6%	2.7%	2.7%
Total core deposits	95.3%	95.2%	95.2%	95.2%	95.3%

Certificates of deposit, $250,000 or more	0.9%	0.9%	0.9%	0.9%	1.0%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.2%	0.2%
Brokered certificates of deposit	0.6%	0.6%	0.7%	0.7%	0.7%
Reciprocal money market accounts	3.0%	3.1%	3.0%	3.0%	2.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2017
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,441,354	$111,239	5.27%	$7,749,420	$97,720	5.04%
Taxable securities	2,493,683	16,684	2.68%	2,035,788	9,487	1.86%
Tax exempt securities (2)	504,955	3,805	3.01%	503,533	4,492	3.57%
Interest-earning deposits with banks	18,478	102	2.21%	164,356	545	1.33%
Total interest-earning assets	11,458,470	$131,830	4.60%	10,453,097	$112,244	4.30%
Other earning assets	230,601			202,246
Noninterest-earning assets	1,268,683			1,095,706
Total assets	$12,957,754			$11,751,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$427,592	$587	0.55%	$457,285	$374	0.33%
Savings accounts	897,976	36	0.02%	835,952	39	0.02%
Interest-bearing demand	1,230,351	730	0.24%	1,168,496	376	0.13%
Money market accounts	2,742,671	2,478	0.36%	2,572,247	1,233	0.19%
Total interest-bearing deposits	5,298,590	3,831	0.29%	5,033,980	2,022	0.16%
FHLB advances	215,606	1,399	2.60%	9,817	99	4.03%
Subordinated debentures	35,484	467	5.26%	23,427	304	5.19%
Other borrowings	49,966	216	1.73%	59,876	192	1.28%
Total interest-bearing liabilities	5,599,646	$5,913	0.42%	5,127,100	$2,617	0.20%
Noninterest-bearing deposits	5,261,690			4,770,476
Other noninterest-bearing liabilities	107,437			98,728
Shareholders’ equity	1,988,981			1,754,745
Total liabilities & shareholders’ equity	$12,957,754			$11,751,049
Net interest income (tax equivalent)		$125,917			$109,627
Net interest margin (tax equivalent)			4.40%			4.20%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.5 million and $1.9 million for the three month periods ended December 31, 2018 and December 31, 2017, respectively. The incremental accretion on acquired loans was $2.6 million and $2.7 million for the three months ended December 31, 2018 and 2017, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis at a rate of 21% for 2018 and 35% for 2017. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.8 million for the three months ended December 31, 2018 and 2017, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $800 thousand and $1.6 million for the three month periods ended December 31, 2018 and 2017, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2018			September 30, 2018
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,441,354	$111,239	5.27%	$8,456,632	$110,925	5.25%
Taxable securities	2,493,683	16,684	2.68%	2,336,405	14,654	2.51%
Tax exempt securities (2)	504,955	3,805	3.01%	513,090	3,885	3.03%
Interest-earning deposits with banks	18,478	102	2.21%	20,502	104	2.03%
Total interest-earning assets	11,458,470	$131,830	4.60%	11,326,629	$129,568	4.58%
Other earning assets	230,601			228,332
Noninterest-earning assets	1,268,683			1,250,170
Total assets	$12,957,754			$12,805,131
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$427,592	$587	0.55%	$440,196	$544	0.49%
Savings accounts	897,976	36	0.02%	889,793	31	0.01%
Interest-bearing demand	1,230,351	730	0.24%	1,246,592	689	0.22%
Money market accounts	2,742,671	2,478	0.36%	2,799,719	1,929	0.28%
Total interest-bearing deposits	5,298,590	3,831	0.29%	5,376,300	3,193	0.24%
FHLB advances	215,606	1,399	2.60%	167,531	966	2.31%
Subordinated debentures	35,484	467	5.26%	35,530	468	5.27%
Other borrowings	49,966	216	1.73%	41,636	152	1.46%
Total interest-bearing liabilities	5,599,646	$5,913	0.42%	5,620,997	$4,779	0.34%
Noninterest-bearing deposits	5,261,690			5,102,500
Other noninterest-bearing liabilities	107,437			98,317
Shareholders’ equity	1,988,981			1,983,317
Total liabilities & shareholders’ equity	$12,957,754			$12,805,131
Net interest income (tax equivalent)		$125,917			$124,789
Net interest margin (tax equivalent)			4.40%			4.41%

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.5 million for both the three month periods ended December 31, 2018 and September 30, 2018. The incremental accretion on acquired loans was $2.6 million and $3.2 million for the three months ended December 31, 2018 and September 30, 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis at a rate of 21% for 2018. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.2 million for the three months ended December 31, 2018 and September 30, 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $800 thousand and $816 thousand for the three month periods ended December 31, 2018 and September 30, 2018, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Twelve Months Ended			Twelve Months Ended
	December 31, 2018			December 31, 2017
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,409,373	$432,781	5.15%	$6,682,259	$330,400	4.94%
Taxable securities	2,275,892	55,969	2.46%	1,886,128	38,659	2.05%
Tax exempt securities (2)	514,808	15,445	3.00%	464,716	16,992	3.66%
Interest-earning deposits with banks	41,248	702	1.70%	65,173	813	1.25%
Total interest-earning assets	11,241,321	$504,897	4.49%	9,098,276	$386,864	4.25%
Other earning assets	224,595			181,792
Noninterest-earning assets	1,259,170			854,238
Total assets	$12,725,086			$10,134,306
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$452,756	$2,206	0.49%	$406,406	$656	0.16%
Savings accounts	885,433	138	0.02%	774,340	96	0.01%
Interest-bearing demand	1,256,205	2,562	0.20%	1,031,719	950	0.09%
Money market accounts	2,773,208	7,199	0.26%	2,158,656	3,098	0.14%
Total interest-bearing deposits	5,367,602	12,105	0.23%	4,371,121	4,800	0.11%
FHLB advances	166,577	3,750	2.25%	79,788	1,078	1.35%
Subordinated debentures	35,553	1,871	5.26%	5,905	304	5.15%
Other borrowings	45,095	504	1.12%	55,913	575	1.03%
Total interest-bearing liabilities	5,614,827	$18,230	0.32%	4,512,727	$6,757	0.15%
Noninterest-bearing deposits	5,042,802			4,111,229
Other noninterest-bearing liabilities	98,278			100,294
Shareholders’ equity	1,969,179			1,410,056
Total liabilities & shareholders’ equity	$12,725,086			$10,134,306
Net interest income (tax equivalent)		$486,667			$380,107
Net interest margin (tax equivalent)			4.33%			4.18%

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $9.3 million and $7.1 million for the twelve months ended December 31, 2018 and 2017, respectively. The incremental accretion on acquired loans was $12.6 million and $12.8 million for the twelve months ended December 31, 2018 and 2017, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis at a rate of 21% for 2018 and 35% for 2017. The tax equivalent yield adjustment to interest earned on loans was $4.6 million and $6.2 million for the twelve months ended December 31, 2018 and 2017, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $3.2 million and $5.9 million for the twelve months ended December 31, 2018 and 2017, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$125,917	$124,789	$109,627	$486,667	$380,107
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(395)	(585)	(265)	(1,635)	(4,107)
Incremental accretion income on other acquired loans	(2,218)	(2,643)	(2,482)	(10,921)	(8,689)
Premium amortization on acquired securities	1,671	1,859	1,978	7,736	6,636
Correction of immaterial error - securities premium amortization	—	—	1,771	—	1,771
Interest reversals on nonaccrual loans	417	477	443	1,564	1,766
Operating net interest income (tax equivalent) (1)	$125,392	$123,897	$111,072	$483,411	$377,484
Average interest earning assets	$11,458,470	$11,326,629	$10,453,097	$11,241,321	$9,098,276
Net interest margin (tax equivalent) (1)	4.40%	4.41%	4.20%	4.33%	4.18%
Operating net interest margin (tax equivalent) (1)	4.38%	4.38%	4.25%	4.30%	4.15%

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$87,019	$82,841	$85,627	$340,490	$291,017
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	(493)	(1,081)	(13,638)	(8,661)	(17,196)
Net benefit (cost) of operation of OREO and OPPO	(23)	(485)	(46)	(1,262)	(466)
FDIC clawback liability recovery	—	—	—	—	54
Loss on asset disposals	(166)	(110)	(56)	(277)	(70)
Termination of FDIC loss share agreements charge	—	—	—	—	(2,409)
State of Washington Business and Occupation (“B&O”) taxes	(1,410)	(1,478)	(1,167)	(5,664)	(4,326)
Operating noninterest expense (numerator B)	$84,927	$79,687	$70,720	$324,626	$266,604

Net interest income (tax equivalent) (1)	$125,917	$124,789	$109,627	$486,667	$380,107
Noninterest income	20,402	21,019	23,581	88,256	109,642
Bank owned life insurance tax equivalent adjustment	390	373	741	1,597	2,897
Total revenue (tax equivalent) (denominator A)	$146,709	$146,181	$133,949	$576,520	$492,646

Operating net interest income (tax equivalent) (1)	$125,392	$123,897	$111,072	$483,411	$377,484
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities losses, net	16	62	11	89	11
Gain on asset disposals	(30)	(29)	(34)	(141)	(357)
Mortgage loan repurchase liability adjustment	—	—	—	—	(573)
Change in FDIC loss-sharing asset	—	—	—	—	447
Gain on sale of merchant card services portfolio	—	—	—	—	(14,000)
Operating noninterest income (tax equivalent)	20,778	21,425	24,299	89,801	98,067
Total operating revenue (tax equivalent) (denominator B)	$146,170	$145,322	$135,371	$573,212	$475,551
Efficiency ratio (tax equivalent) (numerator A/denominator A)	59.31%	56.67%	63.93%	59.06%	59.07%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	58.10%	54.83%	52.24%	56.63%	56.06%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.0 million, $2.0 million, and $3.4 million for the three month periods ended December 31, 2018, September 30, 2018, and December 31, 2017; and $7.8 million and $12.1 million for the twelve month periods ended December 31, 2018 and December 31, 2017, respectively.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$87,019	$82,841	$85,627	$340,490	$291,017
Adjustments to arrive at core noninterest expense:
FDIC clawback liability recovery	—	—	—	—	54
Acquisition-related expenses	(493)	(1,081)	(13,638)	(8,661)	(17,196)
Net benefit (cost) of operation of OREO and OPPO (1)	—	—	(46)	—	(466)
Termination of FDIC loss share agreements charge	—	—	—	—	(2,409)
Core noninterest expense (numerator B)	$86,526	$81,760	$71,943	$331,829	$271,000
Average assets (denominator)	$12,957,754	$12,805,131	$11,751,049	$12,725,086	$10,134,306
Noninterest expense ratio (numerator A/denominator) (2)	2.69%	2.59%	2.91%	2.68%	2.87%
Core noninterest expense ratio (numerator B/denominator) (3)	2.67%	2.55%	2.45%	2.61%	2.67%
__________
(1) Effective January 1, 2018, core noninterest expense no longer excludes net benefit (cost) of operation of OREO and OPPO.
(2) For the purpose of this ratio, interim noninterest expense has been annualized.
(3) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	December 31,	September 30,	December 31,
	2018	2018	2017
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands)
Shareholders’ equity (numerator A)	$2,033,649	$1,981,395	$1,949,922
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(45,937)	(48,827)	(58,173)
Tangible common equity (numerator B)	$1,221,870	$1,166,726	$1,125,907
Total assets (denominator A)	$13,095,145	$12,956,596	$12,716,886
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(45,937)	(48,827)	(58,173)
Tangible assets (denominator B)	$12,283,366	$12,141,927	$11,892,871
Shareholders’ equity to total assets (numerator A/denominator A)	15.53%	15.29%	15.33%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	9.95%	9.61%	9.47%
Common shares outstanding (denominator C)	73,249	73,260	73,020
Book value per common share (numerator A/denominator C)	$27.76	$27.05	$26.70
Tangible book value per common share (numerator B/denominator C)	$16.68	$15.93	$15.42

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it, and, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$44,748	$46,415	$15,728	$172,882	$112,828
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,890	3,070	2,547	12,236	6,333
Tax effect on intangible amortization	(607)	(645)	(891)	(2,570)	(2,217)
Tangible income applicable to common shareholders (numerator B)	$47,031	$48,840	$17,384	182,548	$116,944
Average shareholders’ equity (denominator A)	$1,988,981	$1,983,317	$1,754,745	1,969,179	$1,410,056
Adjustments to arrive at average tangible common equity:
Average preferred equity	—	—	—	—	(67)
Average intangibles	(813,145)	(816,128)	(662,815)	(817,685)	(465,044)
Average tangible common equity (denominator B)	$1,175,836	$1,167,189	$1,091,930	$1,151,494	$944,945
Return on average common equity (numerator A/denominator A) (1)	9.00%	9.36%	3.59%	8.78%	8.00%
Return on average tangible common equity (numerator B/denominator B) (2)	16.00%	16.74%	6.37%	15.85%	12.38%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.